UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

      228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code	(504) 586-7272

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Whitney Holding Corporation (the “Company”) approved the 2008 annual cash bonus opportunities for the Company’s executive officers under the Company’s Executive Incentive Compensation Plan.

For 2008, the Executive Incentive Compensation Plan provides participants the opportunity to earn annual cash bonuses based on the Company’s level of achievement of pre-established performance goals relating to nonperforming assets, net charge-offs, efficiency ratio, net interest margin, earnings per share growth and noninterest income growth. The Company must achieve minimum threshold goals before any bonuses are earned. For 2008, the Committee approved a maximum bonus opportunity ranging from 90% to 120% of base salary for the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ Thomas L. Callicutt, Jr._______
Thomas L. Callicutt, Jr.
Executive Vice President
and Chief Financial Officer

Date: January 28, 2008